                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     Of the Securities Exchange Act of 1934
                               (Amendment No.____)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
     / / Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               ASTA FUNDING, INC.
   ---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

           ------------------------------------------------------------

     (2)   Form Schedule or Registration Statement No:

           ------------------------------------------------------------

     (3)   Filing Party:

           ------------------------------------------------------------

     (4)   Date Filed:

           ------------------------------------------------------------

                              ASTA FUNDING, INC.
                               210 SYLVAN AVENUE
                      ENGLEWOOD CLIFFS, NEW JERSEY 07632







Dear Stockholder:



     On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Asta Funding, Inc. (the "Company") to be held at the Radisson Hotel, 401 South Van Brunt Street, Englewood, New Jersey, on Friday, March 10, 2000 at 10:00 a.m.

     The enclosed Notice of Meeting and the accompanying Proxy Statement describe the business to be conducted at the Meeting. I am also pleased to enclose a copy of the Company's 1999 Annual Report, which contains certain information regarding the Company and its results for the fiscal year ended September 30, 1999.

     It is important that your shares of Common Stock be represented and voted at the Meeting. Accordingly, regardless of whether you plan to attend the Meeting in person, please complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Even if you return a signed proxy card, you may still attend the Meeting and vote your shares in person. Every stockholder's vote is important, whether you own a few shares or many.

     I look forward to seeing you at the Meeting.






                                              Sincerely,


                                              /s/   Gary Stern
                                              ---------------------------------
                                              Gary Stern
                                              President and Chief Executive
                                              Officer



Dated: February 13, 2000

                              ASTA FUNDING, INC.
                               210 SYLVAN AVENUE
                          ENGLEWOOD CLIFFS, NJ 07632


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 10, 2000

     The Annual Meeting of Stockholders (the "Meeting") of Asta Funding, Inc. (the "Company") will be held at the Radisson Hotel, 401 South Van Brunt Street, Englewood, New Jersey, on Friday, March 10, 2000 at 10:00 A.M. to consider and act upon the following:


     1. The election of seven directors.


     2. To approve an amendment to the Company's 1995 Stock Option Plan in order to increase the number of shares of Common Stock reserved for issuance thereunder from 420,000 to 920,000.


     3. The ratification of the appointment of Richard A. Eisner & Company, LLP as the Company's independent public accountants for 2000.


     4. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Only holders of record of the Company's Common Stock, par value $.01 per share, at the close of business on February 11, 2000 will be entitled to vote at the Meeting. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the Company's executive offices at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 for a period of 10 days prior to the Meeting.




                         BY ORDER OF THE BOARD OF DIRECTORS


                         /s/   Mitchell Herman
                         -----------------------------
                         Mitchell Herman, Secretary




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT URGES YOU TO COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.



Dated: February 13, 2000

                              ASTA FUNDING, INC.
                               210 SYLVAN AVENUE
                      ENGLEWOOD CLIFFS, NEW JERSEY 07632
                           -------------------------
                        ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 10, 2000
                          -------------------------
                                PROXY STATEMENT


     The enclosed proxy is solicited by the Board of Directors of Asta Funding, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Radisson Hotel, 401 South Van Brunt Street, Englewood, New Jersey on Friday, March 10, 2000 at 10:00 A.M., and at any adjournments or postponements thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly-executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

     This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about February 13, 2000. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. If a proxy is signed but no specification is given, the shares will be voted "FOR" Proposals 1, 2 and 3 (to elect the Board's nominees to the Board of Directors, to approve the amendment to the 1995 Stock Option Plan and to ratify the appointment of Richard A. Eisner & Company, LLP, as the Company's independent public accountants for
2000).

     The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries by mail, telephone, facsimile or telegraph or in person without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. All costs relating to the solicitation of proxies will be borne by the Company.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     Only holders of shares of the Company's Common Stock, par value $.01 per share ("Common Stock") of record on the close of business on February 11, 2000 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date, the Company had outstanding 3,945,000 shares of Common Stock. Each holder of Common Stock will have the right to one vote for each share standing in such holder's name on the books of the Company as of the close of business on the Record Date with respect to each of the matters considered at the Meeting. There are no cumulative voting rights with respect to the election of Directors. Holders of the Common Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Meeting.

     The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for purposes of conducting business at the Meeting. Assuming that a quorum is present, directors will be elected by an affirmative vote of a plurality of the Common Stock so represented and approval of the amendment to the 1995 Stock Option Plan and the ratification of auditors will require the affirmative vote of a majority of the votes cast with respect to such proposals. Stockholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person or persons appointed by the Board of Directors before the Meeting to serve as inspector or inspectors of election at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. Pursuant to Delaware corporate law, abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of January 15, 2000 with respect to beneficial ownership of the Common Stock by (i) each director and executive officer, (ii) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock, and (iii) all directors and executive officers as a group. Unless otherwise indicated, the address of each such person is c/o Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.



                                                   Amount of Beneficial Ownership
                                                                 (1)
                                                  --------------------------------
                                                                        Percentage
Name and Address                                        Shares            Owned
-----------------------------------------------   ------------------   -----------
Arthur Stern ..................................     755,741(2)          18.8%
Gary Stern ....................................   1,395,340(3)          34.8
Martin Fife ...................................     215,550(4)           5.4
405 Lexington Avenue
New York, New York 10174
Mitchell Herman ...............................     145,174(5)           3.6
Herman Badillo ................................      22,500(6)            *
909 Third Avenue
New York, NY 10022
Edward Celano .................................      22,500(6)            *
1133 Avernue of the Americas
New York, New York 10036
General Buster Glosson ........................      22,500(6)            *
Two First Union Centre
Charlotte, North Carolina 28282
Barbara Marburger .............................     383,410(7)           9.7
9 Locust Hollow Rd
Monsey, New York 10952
All executive officers and directors as a group
 (7 persons) ..................................   2,579,305(8)          60.7%

------------
*Less than 1%

(1) Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2) Includes 65,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2000 and 107,271 shares of Common Stock owned by Asta Group, Incorporated.

(3) Includes 63,333 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2000 and 176,656 shares of Common Stock owned by Gary Stern as custodian for his minor children and 142,761 shares of Common Stock owned by Asta Group, Incorporated. Excludes 66,667 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of January 15, 2000.

(4) Includes 52,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2000.

(5) Includes 55,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2000 and 8,500 shares of Common Stock owned by Mitchell Herman as custodian for his minor child. Excludes 10,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of January 15, 2000.

(6) Includes 22,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2000.


(7) Includes 177,328 shares of Common stock owned by Barbara Marburger as custodian for her minor children and 35,448 shares of Common Stock owned by Asta Group, Incorporated.


(8) Includes 303,833 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2000. Excludes 76,667 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of January 15, 2000.


                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS


     In accordance with the Company's Certificate of Incorporation and Bylaws, the number of directors of the Company has been set by the Board of Directors at seven. At the Meeting, seven directors will be elected by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.


     All seven of the nominees are currently directors. Each person named herein as a nominee for director has consented to serve, and it is not contemplated that any nominee will be unable to serve, as a director. However, if a nominee is unable to serve as a director, a substitute will be selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person.


     The following table includes the names of each of the current directors of the Company (who are all nominees), and the executive officers of the Company and certain information with regard to each person:



                                                Held                          Position with
Name                                Age     Office Since                         Company
--------------------------------   -----   --------------   ------------------------------------------------
Arthur Stern ...................    78         1994         Chairman of the Board
Gary Stern .....................    47         1994         Director, President and Chief Executive Officer
Mitchell Herman ................    41         1995         Director, Secretary and Chief Financial Officer
Martin D. Fife .................    72         1995         Director
Herman Badillo .................    70         1995         Director
General Buster Glosson .........    56         1995         Director
Edward Celano ..................    60         1995         Director

     Set forth below for each nominee and each executive officer, is his name, the year in which he became a director or officer of the Company, if applicable, his principal occupations during the last five years and any additional directorships in publicly held companies. The information is as of January 15, 2000.


     Arthur Stern has been a Director and has served as Chairman of the Board of Directors of the Company since the Company's inception in July 1994. Since 1963, Mr. Stern has been Chairman of the Board of Asta Group, Incorporated ("Group"), a consumer finance company. Mr. Stern served as President of Group prior thereto. In such capacities, he has obtained substantial experience in sub prime credit analysis and receivables collections.


     Gary Stern has been a Director, the President and Chief Executive Officer of the Company since the Company's inception in July 1994. Mr. Stern has been Vice President, Secretary, Treasurer and a director of Group since 1980 and held other positions with Group prior thereto. In such capacities, he has obtained experience in sub prime credit analysis and receivables collections.


     Mitchell Herman has been a Director of the Company since September 1995. He has been the Chief Financial Officer of the Company since the Company's inception in July 1994 and the Chief Financial Officer of Group since May 1994. Mr. Herman is a certified public accountant. From September 1993 to May 1994 he was a manager with Paul Abrams & Co. a certified public accounting firm. From September 1990 to September 1993, Mr. Herman was a senior accountant with Shapiro & Lieberman, a certified public accounting firm.

     Martin D. Fife has been a Director of the Company since September 1995. Since November 1992, he has been Chairman of the Board of Directors and Chief Executive Officer of Skysat Communications Network Corporation, a public company engaged in the research and development and production of, unmanned aircraft systems for applications in the telecommunications industry. He is also a Director for ten Dreyfus mutual funds and a Trustee for three Dryfus funds. Since 1988, Mr. Fife has been a director of Projectavision, Inc., a public company engaged in the development of solid state projection television and related video display technology. Since November 1996, he has been Chairman of the Board of Directors of Magar Inc. a Company specializing in the marketing of financial products and the development of early-stage companies.

     Herman Badillo has been a Director of the Company since September 1995. He has been a member of Fischbein Badillo Wagner & Harding, a law firm located in New York City, for more than five years. Since April 1994, he has been Special Counsel to the Mayor of New York City for Fiscal Oversight of Education and since July 1994, he has been a member of the Mayor's Advisory Committee on the Judiciary. Mr. Badillo served as a United States Congressman from 1971 to 1978 and Deputy Mayor of New York City from 1978 to 1979.

     General Buster Glosson (Ret.) has been a Director of the Company since September 1995. He has been President of Eagle Limited, a venture capital and consulting firm, since September 1994. He served as an officer in the United States Air Force from 1965 until he retired in September 1994. From June 1992 to September 1994, he was Deputy Chief of Staff for Plans and Operations for the United States Air Force. From May 1991 to May 1992, General Glosson was Legislative Liaison and Director of the Air Force Issues Team. From August 1990 to May 1991, he commanded the 14th Air Division and was a Director of Campaign Plans for U.S. Central Command Air Forces, Ryadh, Saudi Arabia.

     Edward Celano has been a Director of the Company since September 1995. Mr. Celano has been an Executive Vice President of Atlantic Bank since May 1, 1996. Prior to that, Mr. Celano was a Senior Vice President of NatWest Bank after having held different positions at the bank for over 20 years.

     Arthur Stern is the father of Gary Stern. There are no other family relationships among the directors or officers of the Company.

     In connection with the Company's underwritten initial public offering of Common Stock, effective November 13, 1995 (the "IPO"), the Company agreed, for a period of 5 years thereafter, if so requested by Whale Securities Co., L.P. (the "Underwriter"), to nominate and use its best efforts to elect a designee of the Underwriter as a director of the Company and as a member of the Executive Committee, or at the Underwriter's option, as a non-voting advisor to the Company's Board of Directors. In addition, the Company's officers, directors and stockholders existing prior to the consummation of the IPO have agreed to vote their shares of Common Stock in favor of such designee. The Underwriter has not yet exercised its right to designate such a person.

                        BOARD ORGANIZATION AND MEETINGS

     During the fiscal year ended September 30, 1999, the Board of Directors held 6 meetings and acted 4 times by unanimous consent. During the 1999 fiscal year, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. There are three standing committees of the Board of Directors, each of which is described below.

     Executive Committee. The Executive Committee consists of three directors. The members of the Executive Committee currently are Martin D. Fife (the Chairman), Arthur Stern and Herman Badillo. The Executive Committee gives preliminary consideration to policy and strategic matters and determines whether proposals shall be submitted for consideration by the full Board of Directors. The Executive Committee does not have the authority to make a final determination on any matter without approval by the full Board of Directors.

     Nominating Committee. The Nominating Committee consists of three directors. The members of the Nominating Committee currently are Buster Glosson (the Chairman), Gary Stern and Herman Badillo. The Nominating Committee has the power and authority to (i) fix the record date, meeting date and meeting place for the Annual Meeting of Stockholders, (ii) set the agenda for the Annual Meeting of Stockholders, (iii) fix the number of persons who shall constitute the Board of Directors for the coming year, (iv) designate the Board's nominees for directors at the Annual Meeting of Stockholders, (v) approve the Annual Report to Stockholders and the Proxy Statement for the Annual Meeting of Stockholders and (vi) take any and all further or other action necessary or desirable in connection with the Annual Meeting of Stockholders. The Nominating Committee will not consider nominees recommended by stockholders.

     Audit Committee. The Audit Committee consists of three directors. The members of the Audit Committee currently are Edward Celano (the Chairman), Buster Glosson, and Mitchell Herman. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policies and procedures.

                           COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company received a fee of $500 per each Board meeting attended and each Board committee meeting attended (unless held on the same day as a Board meeting). The Company reimburses each director for the expenses incurred in connection with attendance at such meetings.

                            EXECUTIVE COMPENSATION

     The following table summarizes certain information relating to the compensation paid or accrued by the Company for services rendered during the fiscal years ended September 30, 1999, 1998 and 1997 with respect to the Company's Chief Executive Officer and each other executive officer of the Company whose total annual salary and bonus are $100,000 or more:

                          SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                                               Compensation
                                          Annual Compensation                   Awards (1)
                            -----------------------------------------------   --------------
                                                                  Other         Securities
                                                                 Annual         Underlying       All other
         Name and                      Salary      Bonus      Compensation     Options/SARs     Compensation
    Principal Position       Year       ($)         ($)            ($)              (2)           ($) (3)
-------------------------   ------   ---------   ---------   --------------   --------------   -------------
Gary Stern    .             1999      151,250     100,000         --             100,000           1,794
 President and Chief        1998      151,250          --         --                  --           1,794
 Executive Officer          1997      137,500      25,000         --              30,000           1,860
Mitchell Herman .........   1999      125,000      25,000         --              15,000             753
 Chief Financial            1998      110,000          --         --                  --             753
 Officer                    1997       91,250      15,000         --              10,000             802

------------
(1) The Company did not grant any stock appreciation rights, restricted stock awards or make any long-term incentive plan payout during the fiscal years ended September 30, 1999, September 30, 1998 and September 30, 1997.

(2) Comprised solely of incentive stock options and non-qualified stock options granted under the Company's 1995 Stock Option Plan. See "1995 Stock Option Plan".

(3) Includes insurance premium amounts paid for the Company.


Employment and Consulting Agreements

     Each of Gary Stern and Mitchell Herman have entered into an employment agreement (an "Employment Agreement") with the Company which commenced on October 1, 1998 and will continue until September 30, 2001.

     The Employment Agreements provide for base annual salaries of $180,000 and $140,000 for Messrs. Stern and Herman, respectively. Each of Messrs. Stern and Herman may be granted annual bonuses in the discretion of the Board of Directors.

     Each of the Employment Agreements contain certain non-competition covenants and confidentiality provisions.

     Arthur Stern has entered into a one year consulting agreement (the "Consulting Agreement") with the Company which commenced November 13, 1999. Pursuant to the Consulting Agreement, Mr. Stern will perform certain management and consulting services determined by the Board of Directors for an annual consulting fee of $75,000. The Consulting Agreement may be terminated by Mr. Stern upon 30 days written notice. If the Consulting Agreement is terminated for any reason, the Company is obligated to pay Mr. Stern's salary through the end of the month in which the termination occurs. The Consulting Agreement contains certain non-competition covenants and confidentiality provisions.

     The following tables summarize certain information relating to the grant of options to purchase Common Stock to the executive officers named in the Summary Compensation Table.


                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                 Individual Grants
                            ------------------------------------------------------------
                                               Percent of
                               Number of          Total
                              Securities      Options/SARs
                              Underlying       Granted to      Exercise of
                             Options/SARs     Employees in     Base Price     Expiration
Name                          Granted (#)      Fiscal Year       ($/sh)          Date
-------------------------   --------------   --------------   ------------   -----------
Gary Stern ..............      100,000       77.2             $ 1.625         6/1/2009
Mitchell Herman .........       15,000       11.6             $ 1.625         6/1/2009

------------
(1) The Company did not grant any stock appreciation rights in fiscal 1998.

              AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                       AND FY-END OPTION/SAR VALUES (1)

                                                                                                       Value of
                                                                      Number of Securities             Unexercised
                                                                     Underlying Unexercised           In-The Money
                                                                          Options/SARs                Options/SARs
                                                                        At FY-End (#) (1)           at FY-End ($) (3)
                                                                 -------------------------------   ------------------
                             Shares acquired         Value                                            Exercisable/
Name                         on Exercise (#)     realized ($)     Exercisable     Unexercisable       Unexercisable
-------------------------   -----------------   --------------   -------------   ---------------   ------------------
Gary Stern ..............             --                --          63,333           66,667                --
Mitchell Herman .........         25,000(2)         18,500          55,000           10,000                --

------------
(1)  No stock appreciation rights have been granted by the Company.
(2) Mitchell Herman exercised 25,000 options in 1999 at an exercise price of $.01.
(3) As of September 30, 1999, the fair market value of a share of Common Stock (presumed to equal the last reported sale price as reported on the NASDAQ SmallCap Market) was less than the exercise price per share of the outstanding options.

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and to provide the Company with initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Based solely upon a review of such reports furnished to the Company, the Company believes that all such Section 16(a) reporting requirements were timely fulfilled during the fiscal year ended September 30, 1999.

                      CERTAIN RELATED PARTY TRANSACTIONS

     On August 15, 1997, Asta Group, Incorporated (Group), the majority stockholder of the Company, sold all of its 2,252,500 shares of Common Stock to its shareholders, including Gary Stern, Arthur Stern, Mitchell Herman and certain members of the Stern family, for an aggregate purchase price of $788,375 ($.35 per share) The $788,375 paid by the purchasers was in addition to a $1,005,000 investment made by them during the fiscal years ended September 30, 1994 and September 30, 1995. Payment of the purchase price was made by each purchaser by delivering a promissory note to Group for such purchaser's portion of the aggregate purchase price. The following number of shares of Common Stock were purchased by directors or executive officers of the Company: Gary Stern, 891,900 shares for $312,196, Arthur Stern, 655,584 shares for $229,459, and
Mitchell Herman, 21,174 for $7,410.

     From the commencement of operations of the Company in July 1994 until August 31, 1995, Group advanced to the Company approximately $3,600,000, of which approximately $1,005,000 was forgiven in March 1995 in exchange for the issuance to Group of 2,252,500 shares of Common Stock. The balance of such advances were repaid with interest at the rate of 8% per annum with the proceeds of a $4,000,000 revolving credit facility obtained by the Company from Israel Discount Bank of New York ("IDB"). The Company repaid its outstanding indebtedness to IDB with a portion of the proceeds from the Company's IPO and proceeds from the Company's credit facility with BankAmerica Business Credit, Inc. (the "Credit Facility").

     From October 1, 1995 until November 14, 1995, Group made additional advances to the Company in the amount of approximately $786,000. Such advances were payable upon demand and accrued interest at the rate of 8% per annum. The Company repaid to Group the entire outstanding balance of such loans with a portion of the proceeds under the Credit Facility. From August 27, 1996 until October 1, 1996, Group advanced approximately an additional $1,900,000 to the Company. In October 1996, the Company repaid the $1,900,000, with interest at the rate of 8% per annum, with a portion of the proceeds from the sale of a portfolio of loans in connection with the Company's securitization transaction with Greenwich Capital Markets, Inc.

     During the year ended September 30, 1998, Group made advances to the Company and its subsidiaries in the amount of approximately $1,200,000. Such advances were payable on demand and accrued interest at the rate of 12% per annum. At September 30, 1998, the amount outstanding was approximately $916,000.

     During the year ended September 30, 1999, Group made advances to the Company and its subsidiaries aggregating approximately $2,949,000. Such advances were payable on demand and accrued interest at the rate of 12% per annum. At September 30, 1999, the amount outstanding was approximately $2,473,000.

     In October 1994, the Company issued the following number of shares of Common Stock to the following persons for nominal consideration: Martin Fife, a current Director of the Company and the Chairman of the Executive Committee of the Board of Directors, 270,000 shares of Common Stock; Mark Levy, the then Executive Vice President and Chief Operating Officer of the Company, 180,000 shares of Common Stock; and Mitchell Herman, the current Chief Financial Officer Secretary and a Director of the Company, 25,000 shares of Common Stock. Upon termination of his employment with the Company in March 1997, Mr. Levy returned 105,000 shares of Common Stock to the Company.

     The Company subleases its offices located in Englewood Cliffs, New Jersey, from a wholly owned subsidiary of Group. The term of the sublease expires on July 31, 2000, and calls for current rent payments of $8,677 per month. The terms of the sublease are substantially similar to the terms of the underlying lease between the subsidiary of Group and the lessor.

     The Company and Group lease office space in the same building and allocate certain office expenditures including telephone charges, copying charges and utilities, incurred by those entities at their offices. Pursuant to such allocation, Group charged the Company approximately $49,000 and $74,000, respectively, during the fiscal years ended September 30, 1999 and 1998. Such amounts also included allocated salaries an payroll expenses.

     In the future, transactions with officers, directors and affiliates of the Company are anticipated to be minimal and will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR DESCRIBED ABOVE IN PROPOSAL ONE.

                                 PROPOSAL TWO

                    AMENDMENT TO THE 1995 STOCK OPTION PLAN

     At the Meeting, the stockholders are being asked to approve an amendment to the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan") in order to increase the number of shares reserved for issuance thereunder by 500,000 shares, from 420,000 shares to 920,000 shares of Common Stock. The 1995 Stock Option Plan was adopted by the Board of Directors in September 1995 and approved by the stockholders. On August 31, 1999, the Board of Directors adopted this amendment to the Plan and recommends that the stockholders approve such amendment.

     The 1995 Stock Option Plan was adopted in order to attract and retain qualified directors, officers and employees of the Company. The following is a description of certain of the terms and conditions for the 1995 Stock Option Plan. Such description does not purport to be complete and is qualified in its entity by reference to the full text of the 1995 Stock Option Plan.

     The 1995 Stock Option Plan authorizes the granting of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options to eligible employees of the Company, including officers and directors of the Company (whether or not employees) and consultants of the Company. In the event that an option granted under the 1995 Stock Option Plan expires or is terminated prior to exercise or vesting, the number of shares of Common Stock covered thereby will again become eligible for grant under the 1995 Stock Option Plan.

     The 1995 Stock Option Plan currently is administered by the Board of Directors (the "Administrator") but may in the future be administered by a committee of the Board of Directors (such committee would then become the Administrator). Subject to applicable law and the terms of the 1995 Stock Option Plan, the Administrator has the authority to grant options and awards under the 1995 Stock Option Plan, including to determine the terms and conditions of each individual grant, to interpret and administer the provisions of the 1995 Stock Option Plan and to adopt, amend and rescind rules and regulations pertaining to the administration of the 1995 Stock Option Plan and to make all determination relative thereto.

     Options granted under the 1995 Stock Option Plan will have an exercise price established by the Administrator at the time of grant, provided that the exercise price of incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. In the case of an incentive stock option granted to a 10% stockholder, the per share exercise price may not be less than 110% of such fair market value on the date of grant. Upon exercise of an option, the participant will be required to provide the exercise price in full, in cash, in shares of the Company's securities valued at fair market value on the date of the exercise of the option or in such other manner as the Administrator may specify. In connection with any exercise of options, the Company will have the right to collect or withhold all taxes required to be withheld under applicable law.

     No option will vest more than ten years from the date of grant and no option may be granted after September 14, 2005. Subject to limitations imposed by Section 16(b) of the Securities Exchange Act of 1934, the Administrator may accelerate the vesting of any option or award granted under the 1995 Stock Option Plan, including upon occurrence of a merger, reorganization or other similar transaction.

     Options granted under the 1995 Stock Option Plan are nontransferable, except by will or by the laws of descent and distribution. During the lifetime of a participant, an option may be exercised only by the participant. In the event that a participant's employment terminates as a result of death, the participant's estate will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of death. If the participant's employment terminates as a result of a disability (as defined in the 1995 Stock Option Plan), the participant will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of termination. If the participant's employment terminates for cause, all options will automatically expire upon termination. If the participant's employment terminates other than a result of death, disability or termination for cause, the participant will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or thirty days from the date of termination. In all cases, any unvested options will terminate as of the date of termination of employment.

     The Administrator may suspend or terminate the 1995 Stock Option Plan at any time. In addition, the Administrator may amend or revise the terms of the 1995 Stock Option Plan from time to time; however no such amendment or revision may alter or impair an option or award without the consent of the holder thereof and no amendment shall, unless stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquired pursuant to options granted under the 1995 Stock Option Plan, (ii) change the minimum exercise price of options granted under the 1995 Stock Option Plan,
(iii) increase the maximum term of options granted pursuant to the 1995 Stock Option Plan, or (iv) change the designation of persons eligible to receive options under the 1995 Stock Option Plan. The 1995 Stock Option Plan will terminate on September 14, 2005, unless earlier terminated by the Administrator. No options may be granted under the 1995 Stock Option Plan after its termination; however, termination of the 1995 Stock Option Plan will not affect the status of any option outstanding on the date of termination.

     Subject to certain exceptions not discussed herein, neither the Company nor the participant will recognize taxable income or loss upon the grant of non-qualified stock options under the 1995 Stock Option Plan. In general, the participant will recognize ordinary income upon exercise of a non-qualified stock option. The amount of income recognized generally will equal the difference between (i) the fair market value of the underlying shares of Common Stock on the date of the exercise and (ii) the exercise price. The Company generally will receive a corresponding tax deduction equal to the amount includable in the participant's income.

     In addition, neither the Company nor the participant will recognize taxable income or loss upon the grant or exercise of incentive stock options, although there may be alternative minimum tax consequences to the participant upon exercise. Upon subsequent disposition of the shares of Common Stock covered by incentive stock options, the participant generally will recognize either capital gain or loss or ordinary income, depending on whether certain holding period requirements are satisfied. The Company generally will be entitled to a tax deduction if the participant recognizes ordinary income.

     On September 15, 1995, the Company granted non-qualified stock options at an exercise price of $5.00 per share to the following officers and directors of the Company in the amounts indicated: (i) to Mark Levy options covering 52,000 shares of Common Stock; (ii) to Mitchell Herman options covering 40,000 shares of Common Stock; (iii) to Arthur Stern options covering 35,000 shares of Common Stock; (iv) to Martin Fife options covering 12,500 shares of Common Stock; and
(v) to each of Herman Badillo, General Buster Glosson and Edward Celano options covering 20,000 shares of Common Stock. All such options are currently exercisable. In addition, upon the effectiveness of the Company's reincorporation on October 13, 1995, the Company issued to Mark Levy and Mitchell Herman incentive stock options covering 95,000 and 25,000 shares of Common Stock, respectively, at an exercise price of $.01 per share in exchange for incentive stock options that had been previously issued to them by the predecessor company. Such options became exercisable on September 30, 1998 and expire in October 2004.

     On January 15, 1996, the Company granted non-qualified stock options covering an aggregate of 37,500 shares of Common Stock to Martin Fife, at an exercise price of $5.00 per share. All such options are currently exercisable. On August 6, 1996, the Company granted options covering an aggregate of 30,000 shares of Common Stock to each of Arthur Stern and Gary Stern at exercise prices of $4.50 and $4.95 per share, respectively. The stock options granted to Arthur Stern are non-qualified stock options and the stock options granted to Gary Stern are incentive stock options. Options to purchase one-third of such shares become exercisable on each of the first, second and third anniversaries of the date of the grant.

     On June 19, 1997, the Company granted non-qualified stock options covering an aggregate of 10,000 shares of Common Stock to Mitchell Herman, at an exercise price of $1.75 per share. All such options are currently exercisable. In addition, the Company granted non-qualified stock options to an employee of the Company covering an aggregate of 4,000 shares of Common Stock at an exercise price of $1.75 per share. One fourth of such options became exercisable on the date of grant in 1997, one fourth became exercisable in 1998 and the remaining one half of such options will become exercisable equally in the years 1999 and 2000.

     On June 1, 1999, the Company granted non-qualified stock options covering an aggregate of 100,000 and 15,000 shares of Common Stock to Gary Stern and Mitchell Herman respectively, at an exercise price of $1.625 per share. One third of such options became exercisable on September 30, 1999, and the remaining become exercisable equally in the years 2000 and 2001. Also on June 1, 1999, the Company granted non-qualified stock options of 2,500 shares of Common Stock at an exercise price of $1.625 per share to all four of the independent directors. All such options are currently exercisable. In addition the Company granted non-qualified stock options covering an aggregate of 4,500 shares to two employees of the Company at an exercise price of $1.625 per share. The options become exercisable in equal installments on June 1, 2000, 2001 and 2002.

     As of January 15, 2000, approximately forty-four of the Company's employees were eligible to participate in the 1995 Stock Option Plan. Future grants under the 1995 Stock Option Plan have not yet been determined.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO DESCRIBED ABOVE.



                                PROPOSAL THREE

                           RATIFICATION OF AUDITORS

     The Board of Directors has appointed Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ending September 30, 1999. Richard A. Eisner & Company, LLP served as the Company's independent public accountants for the fiscal year ended September 30, 1999. Although the appointment of independent public accountants is not required to be approved by stockholders, the Board of Directors believes stockholders should participate in the selection of the Company's independent public accountants. Accordingly, the stockholders will be asked at the meeting to ratify the Board's appointment of Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ended September 30, 2000. Representatives of Richard A. Eisner & Company, LLP will be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL THREE DESCRIBED
ABOVE.


                             STOCKHOLDER PROPOSALS

     Any proposal intended to be presented by a stockholder at the next Annual Meeting of Stockholders must be received by the Company at the address specified below no later than the close of business on October 20, 2000 to be eligible for inclusion in the Company's Proxy Statement for next year's meeting. Any proposal should be addressed to Mitchell Herman, Secretary, Asta Funding, Inc. 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 and should be sent by certified mail, return receipt requested.


                                 OTHER MATTERS

     The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice of the Meeting, to be presented at the Meeting for action by the stockholders. However, if any other matters are properly brought before the Meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

     The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the fiscal year ended September 30, 1999 (as filed with the SEC) including the financial statements thereto. All such requests should be directed to Mitchell Herman, Secretary, Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.


                                            By Order of the Board of Directors


                                            /s/     Mitchell Herman
                                            -----------------------------------
                                            Mitchell Herman, Secretary


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

 --------
|        |   Please mark your                                    |
|   X    |   votes as in this                                    |
|        |   example.                                            |_____
 -------


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.

                     FOR     WITHHELD                                           FOR   AGAINST   ABSTAIN
(1) Election of      / /       / /         (2) Approval for amendment           / /     / /       / /
    7 directors.                               to the Company's 1995
                                               Stock Option Plan.

                                           (3) Ratification of Richard A.       FOR   AGAINST   ABSTAIN
                                               Eisner & Company, LLP as         / /     / /       / /
                                               independent public accountants
                                               for fiscal year 2000.

                                               If you have noted an address change or comments on either side
*To withhold authority for individual          of this card, mark here: / /
 nominees, print nominee's name on the
 line below.                                   Please sign this proxy and return it promptly whether or
                                               not you expect to attend this Meeting. You may nevertheless
 --------------------------------------        vote in person if you attend.

                                               Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee,
                                               Guardian, etc.

                                               For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.



 SIGNATURE(S)                                                          DATE
              -------------------------------------------------------        ----------------
 PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD POMPTLY USING THE ENCLOSED ENVELOPE.


                               ASTA FUNDING, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS, MARCH 10, 2000

         The undersigned hereby appoints Gary Stern and Mitchell Herman, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Asta Funding, Inc. Annual Meeting of Stockholders to be held on March 10, 2000 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.
         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR the board's nominees for director, FOR the approval of an amendment to the Company's 1995 Stock Option Plan and FOR the ratification of the Company's independent public accountants.
         PLEASE INDICATE YOUR VOTE FOR THE ELECTION OF DIRECTORS ON THE OTHER SIDE. The nominees are: Gary Stern, Mitchell Herman, Arthur Stern, Martin Fife, Herman Badillo, General Buster Glosson and Edward Celano.

           (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)